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EXHIBIT 11: STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                       Year ended June 30

                                                              1998
                                                              ----
Net income (loss)                                           $(12,450)
Average number of common shares outstanding                 3,450,000
Net income (loss) per share of common stock
     (basic and diluted)                                   $(0.003609)